    EXHIBIT 99.1

Shutterstock Reports Third Quarter 2022 Financial Results

New York, NY - October 25, 2022 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), the leading global creative platform for transformative brands and media companies, today announced financial results for the third quarter ended September 30, 2022.
“I’m excited to announce our partnership with OpenAI to bring Generative AI to benefit Shutterstock’s customers and contributors,” said Paul Hennessy, the Company’s Chief Executive Officer. “With this partnership, Shutterstock positions itself at the forefront of emerging technology -- supercharging ethical, creative storytelling for all. We also strengthened our leadership position in video content, by progressing with the integration of Pond5 and securing an exclusive relationship with Filmpac for cinematic quality video. And financially, we are delivering exceptional profitability and margins despite macroeconomic and demand headwinds.”

Third Quarter 2022 highlights compared to Third Quarter 2021:
    Financial Highlights
•Revenue increased 5% to $204.1 million. On a constant currency basis, revenue increased 10%.
•Income from operations increased 29% to $28.7 million.
•Net income increased 44% to $23.0 million.
•Adjusted EBITDA increased 26% to $56.0 million.
•Net income per diluted share increased $0.21 to $0.64.
•Adjusted net income per diluted share increased $0.30 to $1.00.
•Operating cash flows decreased 31% to $37.7 million.
•Free cash flow decreased 52% to $21.4 million.

    Key Operating Metrics
•Subscribers increased to 607,000.
•Subscriber revenue increased to $87.7 million.
•Average revenue per customer decreased to $329.
•Paid downloads decreased 3% to 42.8 million.
•Revenue per download increased 5% to $4.43.
•Image collection expanded 9% to over 424 million images.
•Footage collection expanded 17% to over 27 million clips, excluding Pond5 footage clips.

SHUTTERSTOCK INVESTOR RELATIONS MICRO SITE
Accessible at content.shutterstock.com/investor-report/index.html.

THIRD QUARTER RESULTS
Revenue
Third quarter revenue of $204.1 million increased $9.7 million or 5% as compared to the third quarter of 2021. Revenue generated through our E-commerce sales channel increased 2% as compared to the third quarter of 2021, to $124.6 million, and represented 61% of total revenue in the third quarter of 2022. E-commerce revenue growth was primarily driven by revenue generated from our acquisitions of PicMonkey and Pond5. Revenue from our Enterprise sales channel increased 9% as compared to the third quarter of 2021, to $79.5 million, and represented 39% of third quarter revenue in 2022. Enterprise revenue growth was driven by our multi-asset product offerings and continued momentum in Shutterstock Studios and Shutterstock Editorial. Enterprise revenue growth also benefited from our acquisitions of Pond5 and Splash News.
On a constant currency basis, revenue increased 10% in the third quarter of 2022 as compared to the third quarter of 2021. On a constant currency basis, E-commerce and Enterprise revenues increased by 6% and 15%, respectively, in the third quarter of 2022, as compared to 2021. Over 30% of the Company’s revenues are denominated in foreign currencies, many of which have depreciated to historically low values in comparison to the U.S. Dollar.
Net income and net income per diluted share
Net income of $23.0 million increased $7.0 million as compared to $16.0 million for the third quarter in 2021. Net income per diluted share was $0.64, as compared to $0.43 for the same period in 2021. This increase was due primarily to revenue growth in the third quarter of 2022 as compared to 2021, partially offset by higher operating expenses. The increase in operating expenses was driven by costs associated with the PicMonkey, Pond5 and Splash News acquired businesses.
Adjusted net income per diluted share was $1.00 as compared to $0.70 for the third quarter of 2021, an increase of $0.30 per diluted share.
Adjusted EBITDA
Adjusted EBITDA of $56.0 million for the third quarter of 2022 increased by $11.6 million, or 26%, as compared to the third quarter of 2021, due primarily to increased revenue, partially offset by higher operating expenses. The adjusted EBITDA margin increased to 27.5% from 22.8% in the third quarter of 2021.
THIRD QUARTER LIQUIDITY
Our cash and cash equivalents decreased by $7.8 million to $76.2 million at September 30, 2022, as compared with $84.0 million as of June 30, 2022. This decrease was driven by $24.9 million used in financing activities and $17.6 million used in investing activities, partially offset by $37.7 million of net cash provided by our operating activities.
Net cash provided by our operating activities was driven by our operating income, in addition to changes in the timing of payments pertaining to operating expenses. Cash used in investing activities primarily consists of $16.3 million related to capital expenditures and content acquisition. Cash used in financing activities primarily consists of $16.6 million paid for the repurchase of common stock under our share repurchase program and $8.6 million related to the payment of the quarterly cash dividend.
Free cash flow was $21.4 million for the third quarter of 2022, a decrease of $22.9 million from the third quarter of 2021. This change was primarily driven by lower cash flows from operating activities impacted by working capital and timing of cash expenditures.

QUARTERLY CASH DIVIDEND
During the three months ended September 30, 2022, the Company declared and paid cash dividends of $0.24 per common share, or $8.6 million.
On October 17, 2022, the Board of Directors declared a dividend of $0.24 per share of outstanding common stock, payable on December 15, 2022 to stockholders of record at the close of business on December 1, 2022.

KEY OPERATING METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Subscribers (end of period)(1)	607,000	336,000	607,000	336,000
Subscriber revenue (in millions)(2)	$87.7	$81.5	$257.8	$236.1

Average revenue per customer (last twelve months)(3)	$329	$361	$329	$361
Paid downloads (in millions)(4)	42.8	44.3	130.8	135.0
Revenue per download(5)	$4.43	$4.20	$4.37	$4.11
Content in our collection (end of period, in millions)(6):
Images	424	390	424	390
Footage clips	27	23	27	23
_______________________________________________________________________________________________________________________
Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from TurboSquid beginning February 2022 and from PicMonkey beginning September 2022. These metrics exclude the respective counts and revenues from our acquisitions of Pond5 and Splash News.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to custom content, downloads of content that are offered to customers for no charge, including our free image of the week and downloads associated with our computer vision offering.
(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content, revenue that is not derived from or associated with content licenses and revenue associated with our computer vision offering.
(6) Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. This collection metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.

2022 GUIDANCE
We are revising our full year revenue target to $815 million based on weak demand in Europe and foreign currency pressures, and assuming no improvement in underlying demand through the rest of the year. Our profitability remains strong, and we expect 2022 Adjusted EBITDA to come in towards the high end of our previously provided guidance.

2022 full-year guidance, including the revised revenue guidance, is as follows:

•Revenue of $815 million, representing annual growth of 5% and 9% on a constant currency basis.
•Adjusted EBITDA of between $214 million to $217 million.
•Adjusted net income per diluted share of between $3.75 to $3.80.

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, foreign currency transaction gains and losses, interest income and expense and income taxes; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets and the estimated tax impact of such adjustments; adjusted net income per diluted share as adjusted net income divided by weighted average diluted shares; revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue, excluding deferred revenue acquired through business combinations; and free cash flow as cash provided by operating activities, adjusted for capital expenditures, and content acquisition. These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in internal-use software and website development costs to support the Company’s ongoing business operations and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings, free cash flow, and the most comparable financial measures calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets.

We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance or a reconciliation of adjusted net income per diluted share guidance to net income per diluted share guidance, because we are unable to calculate with reasonable certainty the impact of potential future transactions, including, but not limited to, capital structure transactions, restructuring, acquisitions, divestitures or other events and asset impairments, without unreasonable effort. These amounts depend on various factors and could have a material impact on net income and net income per diluted share, but may be excluded from adjusted EBITDA and adjusted net income per diluted share. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its third quarter and full year financial results during a teleconference today, October 25, 2022, at 8:30 AM ET. The conference call is being webcast live at the Company's website at http://investor.shutterstock.com/. The webcast is listen-only. Those interested in participating in the question-and-answer session should register using the link below.
Participants may register for the call here (https://register.vevent.com/register/BI3f1637ebd8804c66a8f44d166b421e0c) to receive the dial-in numbers and unique PIN to access the call seamlessly. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).
A webcast replay of the call will be available on the Company's website beginning on October 25, 2022 at approximately 10:30 AM Eastern Time.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK), is the leading global creative platform for transformative brands and media companies. Directly and through its group subsidiaries, Shutterstock’s comprehensive collection includes high-quality licensed photographs, vectors, illustrations, 3D models, videos and music. Working with its growing community of over 2 million contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 424 million images and more than 27 million video clips available.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The Company also owns Splash News, the world’s leading entertainment news agency for newsrooms and media companies worldwide; Pond5, the world’s largest video marketplace, TurboSquid, the world’s largest 3D content marketplace; PicMonkey, a leading online graphic design and image editing platform; Offset, a high-end image collection; Shutterstock Studios, an end-to-end custom creative shop; PremiumBeat, a curated royalty-free music library; Shutterstock Editorial, a premier source of editorial images and videos for the world’s media; Amper Music, an AI-driven music platform; and Bigstock, a value-oriented stock media offering.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, future dividends, our ability to consummate acquisitions and integrate the businesses we have acquired or may acquire into our existing operations, new or planned features, products or services, management strategies, our competitive position and the COVID-19 pandemic. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as well as in other documents that the Company may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations Contact	Press Contact
Chris Suh	Srey Dasgupta
ir@shutterstock.com	press@shutterstock.com
646-257-4825	917-563-4991

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenue	$204,096	$194,439	$610,100	$567,632

Operating expenses:
Cost of revenue	79,911	69,634	226,381	199,223
Sales and marketing	47,777	54,456	155,335	142,273
Product development	17,534	13,565	48,322	36,289
General and administrative	30,189	34,615	94,085	96,335
Total operating expenses	175,411	172,270	524,123	474,120
Income from operations	28,685	22,169	85,977	93,512
Other expense, net	(1,546)	(1,749)	(3,449)	(2,888)
Income before income taxes	27,139	20,420	82,528	90,624
Provision for income taxes	4,099	4,391	13,471	15,627
Net income	$23,040	$16,029	$69,057	$74,997

Earnings per share
Basic	$0.64	$0.44	$1.91	$2.05
Diluted	$0.64	$0.43	$1.88	$2.01

Weighted average common shares outstanding:
Basic	35,929	36,622	36,117	36,510
Diluted	36,269	37,417	36,681	37,285

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	September 30, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$76,244	$314,017
Accounts receivable, net of allowance of $3,498 and $1,910	52,713	47,707
Prepaid expenses and other current assets	32,095	26,491
Total current assets	161,052	388,215
Property and equipment, net	55,141	48,074
Right-of-use assets	32,946	34,570
Intangibles assets, net	172,916	123,822
Goodwill	379,505	219,816
Deferred tax assets, net	12,391	10,512
Other assets	26,229	26,701
Total assets	$840,180	$851,710

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,467	$10,092
Accrued expenses	80,699	99,529
Contributor royalties payable	35,974	29,004
Deferred revenue	174,384	180,979
Debt	50,000	—
Other liabilities	12,549	14,180
Total current liabilities	360,073	333,784
Deferred tax liability, net	3,495	2,781
Lease liabilities	35,871	36,966
Other non-current liabilities	10,158	9,697
Total liabilities	409,597	383,228
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 39,585 and 39,209 shares issued and 35,809 and 36,417 shares outstanding as of September 30, 2022 and December 31, 2021, respectively	396	392
Treasury stock, at cost; 3,776 and 2,792 shares as of September 30, 2022 and December 31, 2021, respectively	(200,008)	(127,196)
Additional paid-in capital	380,325	376,537
Accumulated other comprehensive loss	(22,720)	(10,788)
Retained earnings	272,590	229,537
Total stockholders’ equity	430,583	468,482
Total liabilities and stockholders’ equity	$840,180	$851,710

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$23,040	$16,029	$69,057	$74,997
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,259	13,488	49,834	33,731
Deferred taxes	(3,272)	(1,362)	(6,874)	420
Non-cash equity-based compensation	9,089	8,743	23,958	26,639
Bad debt expense	373	(31)	993	182
Changes in operating assets and liabilities:
Accounts receivable	(4,779)	4,428	(5,541)	(1,628)
Prepaid expenses and other current and non-current assets	(1,950)	(5,577)	(3,157)	(11,469)
Accounts payable and other current and non-current liabilities	(3,947)	18,280	(32,927)	24,639
Contributor royalties payable	1,523	(550)	5,236	1,200
Deferred revenue	(621)	1,194	(3,290)	13,147
Net cash provided by operating activities	$37,715	$54,642	$97,289	$161,858

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(12,125)	(5,830)	(32,922)	(21,167)
Business combination, net of cash acquired	253	(109,607)	(211,843)	(181,772)
Asset acquisitions	(1,517)	(31,440)	(1,667)	(31,440)
Acquisition of content	(4,192)	(4,494)	(11,191)	(7,890)
Security deposit payment	(1)	(73)	(282)	(138)
Net cash used in investing activities	$(17,582)	$(151,444)	$(257,905)	$(242,407)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of treasury shares	(16,551)	(4,171)	(73,488)	(4,171)
Proceeds from exercise of stock options	1,242	217	1,810	2,018
Cash paid related to settlement of employee taxes related to RSU vesting	(938)	(1,044)	(21,976)	(21,273)
Payment of cash dividend	(8,633)	(7,683)	(26,004)	(23,000)
Proceeds from credit facility	—	—	50,000	—
Payment of debt issuance costs	—	—	(619)	—
Net cash used in financing activities	$(24,880)	$(12,681)	$(70,277)	$(46,426)

Effect of foreign exchange rate changes on cash	(3,055)	(984)	(6,880)	(1,020)
Net decrease in cash, cash equivalents and restricted cash	(7,802)	(110,467)	(237,773)	(127,995)

Cash, cash equivalents and restricted cash, beginning of period	84,046	411,046	314,017	428,574
Cash, cash equivalents and restricted cash, end of period	$76,244	$300,579	$76,244	$300,579

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$6,776	$5,316	$19,476	$14,811
Cash paid for interest	384	—	474	—

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$23,040	$16,029	$69,057	$74,997
Add / (less) Non-GAAP adjustments:
Depreciation and amortization	18,259	13,488	49,834	33,731
Non-cash equity-based compensation	9,088	8,743	23,958	26,639
Other adjustments, net (1)	1,547	1,749	3,449	2,888
Provision for income taxes	4,099	4,391	13,471	15,627
Adjusted EBITDA	$56,033	$44,400	$159,769	$153,882
Adjusted EBITDA margin	27.5%	22.8%	26.2%	27.1%
____________________________________________________________________________________________________________________
(1)Other adjustments, net includes unrealized foreign currency transaction gains and losses, and interest income and expense.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$23,040	$16,029	$69,057	$74,997
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	9,088	8,743	23,958	26,639
Tax effect of non-cash equity-based compensation (2)	(2,135)	(2,055)	(5,629)	(6,260)
Acquisition-related amortization expense (3)	8,069	4,754	21,224	7,253
Tax effect of acquisition-related amortization expense (2)	(1,896)	(1,117)	(4,988)	(1,704)
Adjusted net income	$36,166	$26,354	$103,622	$100,925

Net income per diluted share	$0.64	$0.43	$1.88	$2.01
Adjusted net income per diluted share	$1.00	$0.70	$2.82	$2.71
Weighted average diluted shares	36,269	37,417	36,681	37,285
____________________________________________________________________________________________________________________
(2)Statutory tax rates are used to calculate the tax effect of the adjustments.
(3)Of these amounts, $7.5 million and $3.8 million for the three months ended September 30, 2022 and 2021, respectively, are included within cost of revenue in the Statements of Operations. The remainder of acquisition-related amortization expense is included in general and administrative expense in the Statements of Operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total Revenues	$204,096	$194,439	$610,100	$567,632

Revenue growth	5%	18%	7%	17%
Revenue growth on a constant currency basis	10%	17%	11%	15%

E-commerce revenues	$124,594	$121,707	$379,052	$360,822
Revenue growth: E-commerce	2%	18%	5%	20%
Revenue growth: E-commerce on a constant currency basis	6%	18%	8%	18%

Enterprise revenues	$79,502	$72,732	$231,048	$206,810
Revenue growth: Enterprise	9%	17%	12%	12%
Revenue growth: Enterprise on a constant currency basis	15%	15%	16%	9%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$37,715	$54,642	$97,289	$161,858
Capital expenditures	(12,125)	(5,830)	(32,922)	(21,167)
Content acquisition	(4,192)	(4,494)	(11,191)	(7,890)
Free cash flow	$21,398	$44,318	$53,176	$132,801

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
E-commerce revenue	$124,594	$121,707	$379,052	$360,822
Enterprise revenue	$79,502	$72,732	$231,048	$206,810
Total revenue	$204,096	$194,439	$610,100	$567,632

Change in total deferred revenue(1)	$(3,969)	$710	$(10,300)	$12,802
Total billings	$200,127	$195,149	$599,800	$580,434
_______________________________________________________________________________________________________________________
(1) Change in total deferred revenue excludes deferred revenue acquired through business combinations.

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20

Subscribers (end of period, in thousands) (1)	607	368	359	343	336	321	306	281
Subscriber revenue (in millions) (2)	$87.7	$84.7	$85.4	$81.4	$81.5	$78.1	$76.5	$71.1

Average revenue per customer (last twelve months) (3)	$329	$359	$355	$368	$361	$356	$342	$333
Paid downloads (in millions) (4)	42.8	43.4	44.6	45.0	44.3	44.9	45.8	45.8
Revenue per download (5)	$4.43	$4.46	$4.22	$4.29	$4.20	$4.17	$3.96	$3.91
Content in our collection (end of period, in millions): (6)
Images	424	415	405	400	390	380	370	360
Footage clips	27	26	25	24	23	22	21	21

Equity-Based Compensation by expense category

	Three Months Ended
($ in thousands)	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20

Cost of revenue	$173	$156	$78	$54	$(49)	$194	$164	$155
Sales and marketing	1,503	1,629	928	857	638	926	467	586
Product development	2,957	2,557	1,781	2,017	1,675	1,799	1,229	1,038
General and administrative	4,455	2,702	5,039	6,612	6,479	6,767	6,350	8,849
Total non-cash equity-based compensation	$9,088	$7,044	$7,826	$9,540	$8,743	$9,686	$8,210	$10,628

Depreciation and Amortization by expense category

	Three Months Ended
($ in thousands)	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20

Cost of revenue	$16,856	$15,172	$13,759	$13,682	$11,343	$8,214	$8,311	$8,679
General and administrative	1,404	1,338	1,305	1,358	2,146	1,937	1,780	1,560
Total depreciation and amortization	$18,260	$16,510	$15,064	$15,040	$13,489	$10,151	$10,091	$10,239

Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from TurboSquid beginning February 2022 and from PicMonkey beginning September 2022. These metrics exclude the respective counts and revenues from our acquisitions of Pond5 and Splash News.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to custom content, downloads of content that are offered to customers for no charge, including our free image of the week and downloads associated with our computer vision offering.
(5) Revenue per download is the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content, revenue that is not derived from or associated with content licenses and revenue associated with our computer vision offering.
(6) Represents approved images (photographs, vectors and illustrations) and footage (in number of clips) in our library on shutterstock.com at the end of the period. This collection metric excludes content that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.